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                                                                     EXHIBIT 4.5

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         ROWAN COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Rowan Companies, Inc., resolutions were duly adopted authorizing a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and authorizing submission of the same to a vote of the stockholders at the 1987 annual meeting of stockholders held on April 24, 1987. Such resolutions declared it advisable that Article Thirteenth of the Certificate of Incorporation be deleted in its entirety and a new Article Thirteenth be added as follows:

         "THIRTEENTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

         SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the annual meeting of stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.




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         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said ROWAN COMPANIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by C. R. Palmer, its President, and attested by D. C. Anderson, its Secretary, this 24th day of April, 1987.


                                             ROWAN COMPANIES, INC.



                                             By /s/ C. R. PALMER
                                                 -------------------------
                                                          President

(CORPORATE SEAL)

ATTEST:

/s/ D. C. ANDERSON
- ----------------------------
         Secretary



STATE OF TEXAS                )
                              )    SS.
COUNTY OF HARRIS              )

         BE IT REMEMBERED that on this 24th day of April, 1987, personally came before me, a Notary Public in and for the County and State aforesaid, C. R. Palmer, President, and D. C. Anderson, Secretary of Rowan Companies, Inc., a corporation of the State of Delaware, and they duly executed said Certificate before me, and severally acknowledged the said Certificate to be their act and deed and the act and deed of said Corporation and the facts stated therein are true and that the signatures of the said officers are in the handwriting of each of said officers respectively.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

(NOTARIAL SEAL)                              /s/ SUSAN M. FORD
                                             ----------------------------------
                                             Notary Public, STATE OF TEXAS

                                             My Commission Expires:


                                             February 4, 1990
                                             -----------------------------------